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                                                                     Exhibit 1

                                   $60,000,000
                   9% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                                 HYBRIDON, INC.

                               PURCHASE AGREEMENT
                               ------------------

                                                            New York, New York
                                                                March 26, 1997

Forum Capital Markets L.P.
53 Forest Avenue
Old Greenwich, Connecticut 06870


Ladies and Gentlemen:

     Hybridon, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Forum Capital Markets L.P. (the "Initial Purchaser") $50,000,000 aggregate principal amount of its 9% Convertible Subordinated Notes due 2004 (the "Notes") to be issued pursuant to the provisions of an indenture dated as of the date hereof (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Such $50,000,000 aggregate principal amount of Notes are hereafter referred to as the "Firm Notes." Upon the request of the Initial Purchaser, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Initial Purchaser up to an additional $10,000,000 aggregate principal amount of Notes for the purpose of covering over-allotments, if any. Such $10,000,000 aggregate principal amount of Notes are hereinafter referred to as the "Option Notes." The Firm Notes and the Option Notes collectively constitute all of the Notes. The shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon conversion of the Notes are hereinafter referred to as the "Conversion Shares."

     The Company also proposes to sell to the Initial Purchaser, for nominal consideration, warrants (the "Warrants") pursuant to a warrant agreement (the "Warrant Agreement") for the purchase of an aggregate of up to 427,807 shares of Common Stock (the "Warrant Shares") at an exercise price per share of $7.0125, subject to adjustment as provided in the Warrant Agreement. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are hereinafter referred to collectively as the "Securities."

     The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering circular dated March 12, 1997 (the "Preliminary Offering Circular"), and a final offering circular dated March 26, 1997 (the "Offering Circular"), setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offering and sale of the Notes (the "Offering").

     Holders (including subsequent transferees) of the Notes and Conversion Shares will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") between the Initial Purchaser and the Company, dated concurrently herewith. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover public resales of the Notes and the Conversion Shares by the holders thereof.

     Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Circular. For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable.


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     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Initial Purchaser as of the date hereof, and as of the Closing Date and each Option Closing Date (as defined in Section 2(b) hereof), if any, as follows:

          (a) The Offering Circular does not, and at the Closing Date and any Option Closing Date will not, and any amendment or supplement thereto, if any, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein (the "Initial Purchaser's Information"). The parties acknowledge and agree that the Initial Purchaser's Information consists solely of the last paragraph at the bottom of the front cover page concerning the terms of the offering by the Initial Purchaser, the legends concerning over-allotment and trading activities of the Initial Purchaser and its affiliates on page 3 and the paragraphs under the caption "Plan of Distribution" in the Offering Circular. No order suspending or preventing the sale of the Securities in any jurisdiction has been issued or threatened or, to the knowledge of the Company, is contemplated.

          (b) The Company is subject to Section 13 or 15(d) of the Exchange Act. The documents incorporated by reference into the Offering Circular (the "Incorporated Documents"), when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and when read together with the Incorporated Documents and the Offering Circular did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any Incorporated Documents filed subsequent to the date of the Offering Circular shall, when filed with the Commission, conform in all material respects to the applicable requirements of the Securities Act, the Rules and Regulations and the Exchange Act, as applicable. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The documents and agreements so filed which are described in the Offering Circular are in full force and effect on the date hereof (unless noted otherwise in the Offering Circular) and neither the Company nor any of its direct and indirect subsidiaries identified on Annex I hereto (collectively, the "Subsidiaries"), nor, to the knowledge of the Company, any other party thereto is in breach of or default under a material provision of any such document or agreement, which breach or default, if left uncured, would have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The descriptions in the Offering Circular of agreements, contracts and other documents to which the Company or any of the Subsidiaries is a party or by which any of them is bound fairly present in all material respects the information that would be required to be presented with respect thereto under United States federal securities laws.

          (c) The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, except to the extent such concept is inapplicable in such jurisdiction. Each of the Company and the Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing (each of which jurisdictions is designated on Annex I hereto), except where the failure to be so qualified or licensed would not have a Material Adverse Effect or where such concept is inapplicable in such jurisdiction. Each Subsidiary which accounted for more than 5% of the Company's consolidated assets at December 31, 1996 or more than 10% of the Company's consolidated revenues during the 12 months then ended or which is reasonably expected to exceed such percentages with respect to the Company's next four fiscal quarters ending after the date hereof are indicated on Annex I hereto, and all such Subsidiaries are hereinafter referred to collectively as the "Significant Subsidiaries." The Company does not own or control, directly or indirectly, any corporation, association or other


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entity. Except as set forth on Annex I, the Company owns, either directly or through other Subsidiaries, all of the outstanding capital stock of each Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all requisite authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Offering Circular, except where the failure to have any such power, authority, authorization, approval, order license, certificate, franchise or permit would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, except where the failure to be in compliance would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (d) The Company has an authorized capitalization as set forth in the Offering Circular and will have the adjusted capitalization as of the period indicated therein, based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement, the Indenture, the Warrant Agreement and as set forth in the Offering Circular (including the notes to the financial statements set forth therein). The Company's capital stock and the Securities conform in all material respects to all statements with respect thereto contained in the Offering Circular. All issued and outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, as applicable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

          (e) The Notes will be issued pursuant to the terms and conditions of the Indenture, and the Indenture and the Registration Rights Agreement each conform to the description thereof contained in the Offering Circular. At the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Notes have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The Warrant Agreement will conform in all material respects to the description thereof set forth in the Offering Circular. The Warrants have been duly authorized and when validly issued, delivered and paid for in the manner contemplated by the Warrant Agreement, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Warrant Agreement. The Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will, upon payment and issuance in accordance with the terms of the Warrant Agreement, be duly authorized, fully-paid and non-assessable, and the Company has duly authorized and reserved the Conversion Shares for issuance upon conversion of the Notes and the Warrant Shares for issuance upon exercise of the Warrants. The Securities are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken on behalf of the Company for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the any Conversion Shares or Warrant Shares will comply with the requirements of the Delaware General Corporation Law. Upon the issuance and delivery pursuant to the terms of this Agreement, the Indenture and the Warrant Agreement of the Notes and the Warrants, the Initial Purchaser will acquire good and marketable title thereto


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


(subject to restrictions imposed by applicable federal and state securities laws) free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever (other than restrictions created by the Initial Purchaser).

          (f) The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Preliminary Offering Circular and the Offering Circular fairly present the financial position, income, changes in stockholders' equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Except as described in or contemplated by the Offering Circular, (i) there has been no material adverse change or development involving a prospective material change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, since the date of the latest financial statements included in the Offering Circular (other than the continued incurrence of losses by the Company in the ordinary course of business) and (ii) the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Offering Circular. Financial information set forth in the Offering Circular under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Offering Circular, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Offering Circular.

          (g) Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed (after giving effect to all permissible extensions) through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company's financial statements (in accordance with generally accepted accounting principles). No tax deficiency has been asserted and no tax proceedings are pending or, to the knowledge of the Company, is threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

          (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Initial Purchaser in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Initial Purchaser of the Notes or the Warrants from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement, the Indenture or the Warrant Agreement.

          (i) Each of the Company and the Subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company engaged in similar businesses in similar industries, all of which insurance is in full force and effect.

          (j) There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries, this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement, the Indenture, the Warrant Agreement or the Registration Rights Agreement or (ii) except as disclosed in or contemplated by the Offering Circular, would have a Material Adverse Effect.


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          (k) The Company has the legal right and corporate power and authority to authorize, issue, deliver and sell the Securities, to enter into this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement and to consummate the transactions provided for in such agreements; and this Agreement has been duly and properly authorized, executed and delivered by the Company and when the Company has duly executed and delivered the Warrant Agreement and the Registration Rights Agreement (assuming the due execution and delivery thereof by the Initial Purchaser) and the Indenture (assuming the due execution and delivery thereof by the Trustee), this Agreement, the Warrant Agreement, the Registration Rights Agreement and the Indenture each will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnification may be limited by federal or state securities laws and except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally. None of the Company's issue and sale of the Securities, the execution or delivery of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, its performance hereunder and thereunder or its consummation of the transactions contemplated herein and therein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries' properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, which, with respect to the foregoing clauses (ii) and
(iii) only, breach, violation or default would have a Material Adverse Effect.

          (l) Neither the Company nor any of the Subsidiaries (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (ii) or (iii) as would not have a Material Adverse Effect.

          (m) No consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, is required for the execution, delivery or performance of this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement or the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act (including the filing of registration statements and filings to list the Notes on the Private Offerings, Resale and Trading through Automated Linkages Market ("Portal") and the Conversion Shares on the Nasdaq National Market) or may be required under state securities or Blue Sky laws.

          (n) Subsequent to the respective dates as of which information is set forth in the Offering Circular, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) issued any securities (other than upon the issuance or exercise of options pursuant to the Company's Stock Option Plan and Stock Purchase Plan or the exercise of warrants outstanding on such respective dates, or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business, (ii) entered into any material transaction other than in the ordinary course of business or


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(iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any change in the capital stock (excluding changes contemplated by clause (i) hereof) or long term debt of the Company and the Subsidiaries taken as a whole.

          (o) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the knowledge of the Company, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

          (p) No "employee pension benefit plan," "employee welfare benefit plan" or "multi- employer plan" of the Company ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any trust created thereunder has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

          (q) Neither the Company or any of the Subsidiaries, nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

          (r) Except as described in or contemplated by the Offering Circular, each of the Company and the Subsidiaries (i) owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business without, to the knowledge of the Company and the Subsidiaries, infringing upon the right of any person, corporation or other entity, except where the failure to so own or have such right would not, in the aggregate, have a Material Adverse Effect and (ii) has no reason to believe, and has not received any written notice, that the conduct of their respective businesses infringe or conflict with any such rights of others with respect to any of the foregoing.

          (s) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business and/or reflected as owned by it in the financial statements included in the Offering Circular, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions except those disclosed in the Offering Circular or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property.

          (t) Arthur Andersen LLP are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

          (u) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is approved for listing


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


on the Nasdaq National Market under the symbol "HYBN." The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such trading.

          (v) Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (w) [Intentionally omitted]

          (x) The minute books of each of the Company and the Subsidiaries have been made available to the Initial Purchaser, summarize in all material respects all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation.

          (y) Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the Company's knowledge, no disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the Offering Circular, to the Company's knowledge: (i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

          (z) The Company is not an "investment company" or a company controlled by an "investment company" or, to the Company's knowledge, an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (aa) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act.

          (bb) None of the Company, any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company and any other person acting on its or their behalf has engaged, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (cc) Assuming (A) the accuracy of the representations, warranties and agreements of the Initial Purchaser contained in Section 2 hereof and those contained in any Purchase Letter, (B) the due performance by the Initial Purchaser of the agreements set forth in Section 3 of this Agreement, (C) compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Circular, (D) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Circular by purchasers to whom the Initial Purchaser initially resells Notes and (E) that purchasers to whom the Initial Purchaser initially resells Notes receive a copy of the Offering Circular prior to such sale, it is not necessary, in connection with the issuance and sale of the Notes and the offer, resale and delivery of the Notes in the manner contemplated by this Agreement and the Offering Circular, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     2. Purchase by the Initial Purchaser.
        ----------------------------------

          (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Firm Notes at a purchase price equal to 95% of the principal amount thereof.

          (b) In addition, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Initial Purchaser to purchase any or all of the Option Notes at a price equal to 95% of the principal amount thereof plus accrued interest from the Closing Date to the applicable Option Closing Date. Such option will expire 60 days after the date hereof, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Notes upon written notice by the Initial Purchaser to the Company setting forth the aggregate principal amount of Option Notes as to which the Initial Purchaser is then exercising the option and the time and date of delivery and payment therefor. Any such time and date of delivery and payment (an "Option Closing Date") shall be determined by the Initial Purchaser, but shall not be later than five full business days after the exercise of such option unless otherwise agreed by the Company and the Initial Purchaser; provided that the Option Closing Date may not occur prior to the Closing Date.

          (c) The Initial Purchaser has advised the Company that it intends, as promptly as it deems appropriate after the Company shall have furnished the Initial Purchaser with copies of the Offering Circular, to resell the Notes pursuant to the procedures and upon the terms set forth in the Offering Circular and in compliance with applicable securities laws, including not to solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Initial Purchaser warrants and agrees with the Company that it has solicited and will solicit offers (the "Exempt Resales") for Notes only in compliance with applicable securities laws and only from, and will offer Notes only to, persons that it reasonably believes to be (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("QIBs")) in transactions that meet the requirements for an exemption from the registration requirements of the Securities Act under Rule 144A or (ii) to a limited number of "institutional accredited investors" (as defined in Regulation D under the Securities Act and of the types described in the Offering Circular ("Institutional Accredited Investors")) that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A of the Offering Circular. The QIBs and the Institutional Accredited Investors are referred to herein as "Eligible Purchasers." The Initial Purchaser represents and warrants that it is an Institutional Accredited Investor with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Notes, and is acquiring its interest in the Notes not with a view to the distribution or resale thereof, except resales in compliance with the registration requirements or exemption provisions of the Securities Act and that neither it, nor anyone acting on its behalf, will offer the Notes so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act. The Company acknowledges and agrees that the Initial Purchaser may sell Notes to any of its affiliates and any such affiliate may sell Notes purchased by it to the Initial Purchaser. The Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Notes purchased from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Circular (and any amendment thereof or supplement thereto that the Company shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale).

          (d) On the Closing Date, the Company shall in consideration of the payment to it by the Initial Purchaser of $.0001 per Warrant, issue to the Initial Purchaser the Warrants pursuant to the Warrant Agreement.

     3. DELIVERY OF AND PAYMENT FOR THE NOTES. Delivery of, and payment for, the Firm Notes shall be made at 10:00 a.m., New York City time, on April 2, 1997, or at such other date or time as shall be agreed by the Initial Purchaser and the Company (such date and time being referred to herein as the "Closing Date"). Delivery of, and payment for, the Firm Notes and the Option Notes shall be made at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, or any such other place as shall be agreed by the Initial Purchaser and the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchaser certificates for the Firm Notes against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. On each Option Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchaser certificates for the Option Notes purchased thereat against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. Upon delivery, the Notes shall be in global form, in such denominations and registered in such names, or otherwise, as the Initial Purchaser shall have requested in writing not less than two full business days prior to the Closing Date. The Company shall make the certificates for the Notes available for inspection by the Initial Purchaser in New York, New York, not later than one full business day prior to the Closing Date.

     4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Initial Purchaser as follows:

          (a) During the period ending upon the completion of the distribution of the Securities to advise the Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event of which the Company is aware which makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly upon learning of any order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction and of learning of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Circular or of the Offering Circular or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time.

          (b) To furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular (and of any amendments or supplements thereto) as may be reasonably requested; to furnish to the Initial Purchaser on the date hereof a copy of the independent accountants' report included in the Offering Circular signed by the accountants rendering such report; and the Company hereby consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, in connection with Exempt Resales of the Notes.

          (c) If the delivery of the Offering Circular is required at any time in connection with the sale of the Notes and if at such time the Company becomes aware of any events that have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Circular is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Circular in order to comply with any law, to notify the Initial Purchaser immediately after learning thereof, and to promptly prepare and furnish to the Initial Purchaser an amended Offering Circular or a supplement to the Offering Circular so that statements in the Offering Circular, as so amended or supplemented, will not, in light of the circumstances under which they were made when it is so delivered, be misleading, or so that the Offering Circular will comply with applicable law. The Initial Purchaser's delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d) During the five-year period following the Closing Date, provided any of the Notes remain outstanding, to furnish to the Initial Purchaser all reports, documents, information and financial statements filed by the Company with the Commission pursuant to the Trust Indenture Act, the Exchange Act or the Rules and Regulations.

          (e) During the two-year period following the Closing Date or the last Option Closing Date, if any, for so long as and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Notes, to furnish to such holder, and to any prospective purchaser or purchasers of the Notes designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Notes, and prospective purchasers of the Notes designated by such holders.

          (f) To use the proceeds from the sale of the Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

          (g) [intentionally omitted]

          (h) To use reasonable efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Securities.

          (i) Except following the effectiveness of the Shelf Registration Statement, to not authorize or knowingly permit any person acting on its behalf to solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; provided, however, that nothing in this Section 4(i) shall impute any liability on the Company for any actions of the Initial Purchaser.

          (j) To not, and to use reasonable efforts to ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act.

          (k) To not, so long as the Notes are outstanding, be or become (and use its best efforts not to be or become owned by) an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become (and use its best efforts not to be or become owned by) a closed-end investment company required to be registered, but not registered thereunder.

          (l) To cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject it to taxation in any jurisdiction where it is not so qualified or so subject.

          (m) To comply with the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Notes for "book-entry" transfers.

          (n) In connection with the Offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Notes, to not and use reasonable efforts to not permit any affiliated purchasers (as defined in Rule 10b-6 under the Exchange Act), either alone or with one or more other persons, to bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes or Common Stock, or attempt to induce any person to purchase any Notes; and to not and use reasonable efforts to not permit any of its affiliated purchasers to make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

          (o) Prior to the Closing Date, to not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without prior consultation with the Initial Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law.

          (p) To not take any action after the date hereof and prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

          (q) To not take any action prior to the Closing Date which in the Company's reasonable judgment would require the Offering Circular to be amended or supplemented pursuant to Section 4(c) hereof.

          (r) Until April 1, 2005, to maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

          (s) For a period ending on the earlier of five (5) years from the date hereof or the date on which the aggregate principal amount of Notes outstanding is less than $1,000,000, to use its best efforts to maintain the Portal (or after the Shelf Registration Statement, Nasdaq Stock Market (or another national securities exchange listing, if the Company is then listed thereon) listing of the Notes, to the extent outstanding, and the

Nasdaq National Market (or another national securities exchange or other Nasdaq Stock Market, if the Common Stock is then listed thereon) listing of the Common Stock.

          (t) For three years from the date of issuance of the Notes, to not issue any security that is directly or indirectly convertible into or exchangeable for equity securities of the Company (or any security itself convertible into or exchangeable for equity securities of the Company) which provides for a conversion or exchange price which is calculated based upon the future market value of the Common Stock unless at the time of the issuance of the security an initial conversion or exchange price is established and the formula for calculating an adjusted conversion or exchange price expressly provides that such conversion or exchange price shall not be less than the initial conversion or exchange price other than as a result of anti-dilution adjustments to the conversion or the exchange price resulting from issuance of equity securities by the Company.

     5. Payment of Expenses.
        -------------------

               (a) The Company hereby agrees to pay all of the following expenses and fees incident to the performance of the obligations of the Company under this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, including, regardless of whether any sale of the Notes to the Initial Purchaser is consummated: (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), delivery and mailing (including the payment of postage with respect thereto) of each Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Notes, (iv) costs and expenses of travel, food and lodging of Company personnel in connection with the "road show," information meetings and presentations, (v) fees and expenses of the transfer agent and registrar, (vi) fees and expenses of the Trustee, including the Trustee's counsel, in connection with the Indenture and the Notes, (vii) the fees payable to the NASD, CUSIP Service Bureau and DTC incurred in connection with the listing of the Notes and the Conversion Shares for trading in the PORTAL Market, (viii) the fees payable to the Commission and the Nasdaq National Market in connection with the filing of a registration statement with respect to the Notes and the Conversion Shares and the listing of the Conversion Shares on the Nasdaq National Market, (ix) all costs of placing tombstone advertisements in The New York Times, The Wall Street Journal and The Investment Dealers Digest and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not specifically otherwise provided for in this Section. In addition, at the Closing, the Company will pay or reimburse the Initial Purchaser for its reasonable and accountable out-of-pocket expenses in connection with the Offering of up to $200,000, provided, the Initial Purchaser will not incur any such expenses in excess of $15,000 (other than legal fees and expenses) without the Company's prior consent.

               (b) If this Agreement is terminated for any reason, the Company shall reimburse and indemnify the Initial Purchaser for its actual accountable out-of-pocket expenses, up to the limits and subject to the conditions set forth in the preceding paragraph.

     6. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

               (a) The Initial Purchaser shall not have advised the Company that the Offering Circular, or any supplement or amendment thereto, contains an untrue statement of fact which, in the opinion of Kelley Drye & Warren LLP, counsel for the Initial Purchaser, is material, or omits to state a fact which, in the opinion of Kelley Drye & Warren LLP, counsel for the Initial Purchaser, is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on either the Closing Date or the relevant Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

               (b) On or prior to the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received from Kelley Drye & Warren LLP such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Offering Circular and other related matters as the Initial Purchaser may request and Kelley Drye & Warren LLP shall have received such papers and information as they may reasonably request to enable it to pass upon such matters.

               (c) On the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received an opinion of Hale and Dorr LLP, counsel to the Company, dated the Closing Date, or such Option Closing Date, as the case may be, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and Kelley Drye & Warren LLP, to the effect that:

               i) (A) the Company has been duly incorporated and is validly existing as a corporation in corporate and tax good standing under the laws of its jurisdiction of incorporation, (B) the Company is duly qualified to do business and in good standing as a foreign corporation in the Commonwealth of Massachusetts and (C) the Company has all requisite corporate power and authority necessary to own or lease its properties and conduct its business as described in the Offering Circular;

               ii) the Company's authorized capital stock as of December 31, 1996 is as set forth under the heading "Capitalization" in the Offering Circular;

               iii the Securities and all other securities issued or issuable by the Company which are described in the Offering Circular conform or, when issued and paid for, will conform in all material respects to the descriptions thereof contained in the Offering Circular; all issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; to such counsel's knowledge, none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or similar contractual rights granted by the Company or applicable securities laws; the Notes have been duly authorized and, when validly issued, delivered and paid for by the Initial Purchaser in the manner contemplated by this Agreement, will be duly authorized and outstanding obligations of the Company and enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally; or (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Warrants have been duly authorized and, when validly issued, delivered and paid for in the manner contemplated by the Warrant Agreement, will be duly authorized, validly issued and outstanding obligations of the Company; the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants, as the case may be, and, when issued, delivered and paid for, will be validly issued, fully paid and nonassessable; and the holders of outstanding securities of the Company are not entitled to any preemptive rights with respect to the Securities pursuant to the Company's Certificate of Incorporation or By-laws, as amended, or any other instrument known to such counsel; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken;

               iv) to such counsel's knowledge, there is no action, arbitration, suit, or other proceeding pending or threatened in writing or any judgments outstanding against the Company or involving the properties or business of the Company which (A) questions the validity of the capital stock of the Company or of this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing or (B) is not disclosed in the Offering Circular;

               v) the Company has the corporate power and authority to execute, deliver and perform each of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement and to consummate the transactions provided for herein and therein; the execution and delivery of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement have been duly authorized by all requisite corporate action on the part of the Company and each of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company;

               vi) the execution and delivery by the Company of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, the performance by the Company hereunder or thereunder, the compliance by the Company with the provisions thereof and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not conflict with or result in any breach or violation of, constitute a default under or result in the creation or imposition of any lien, charge, claim, pledge, security interest or other encumbrance upon any property or assets of the Company pursuant to the terms of (A) the charter or by-laws of the Company, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument listed as an exhibit to any of the Incorporated Documents or (C) any statute, rule or regulation (other than federal or state securities laws) or, to the best of such counsel's knowledge, any judgment, decree or order specifically naming the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or any of its activities or properties. Such counsel need express no opinion in this paragraph (vi) as to (A) state securities or Blue Sky laws or (B) with respect to matters of fact relating to compliance with any financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company;

               vii) to the knowledge of such counsel, based solely upon a review of the exhibits to the Incorporated Documents and a certificate of the Chief Executive Officer of the Company, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities of the Company, except for this Agreement and as described in or contemplated by the Offering Circular, the Indenture and the Warrant Agreement;

               viii) Based in so far as factual matters are concerned solely up on a certificate of the Company, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body (other than such as have been or may be made or obtained under the Securities Act (including the filing of registration statements) and such as may be required under state securities or Blue Sky laws and such as may be required in order to list the Notes on Portal or the Conversion Shares on the Nasdaq National Market, as to which no opinion need be rendered) is required in connection with the issuance of the Securities as contemplated by the Offering Circular or in connection with the performance of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby;

               ix) the statements in the Offering Circular under the captions "Description of Capital Stock" and "Certain United States Federal Income Tax Considerations" have been reviewed by such counsel, and insofar as they refer to statements of law, or descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

               x) assuming the (A) accuracy of the representations, warranties and agreements of the Company contained in Sections 1(x) and (y) of this Agreement and of the Initial Purchaser in Section 2 of this Agreement and those contained in any Purchase Letter, (B) the due performance by the Company of the agreements set forth in Section 4 of this Agreement and of the Initial Purchaser in Section 3 this Agreement, (C) compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Circular, (D) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Circular by purchasers to whom the Initial Purchaser initially resells Notes and
          (E) that purchasers to whom the Initial Purchaser initially resells Notes receive a copy of the Offering Circular prior to such sale, the offer and sale of the Notes to the Initial Purchaser and the initial resale of the Notes by the Initial Purchaser to Eligible Purchasers in the manner contemplated by this Agreement and the Offering Circular, are exempt from the registration requirements of the Securities Act, it being understood that such counsel need express no opinion as to any subsequent resale of any of the Securities, and the Indenture need not be qualified under the Trust Indenture Act with respect to such offer and sale; and

               xi) the Company is not an "investment company," within the meaning of, is not registered or otherwise required to be registered under, and is not "controlled" by a company which is required to be registered under, the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may: (A) state that its opinion is limited to matters governed by the federal laws of the United States of America, the state laws of the Commonwealth of Massachusetts and General Corporation Law Statute of the State of Delaware and (B) rely as to matters of fact solely on certificates and written statements of officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided, that copies of any such statements or certificates shall be delivered to the Initial Purchaser and Kelley Drye & Warren LLP, if requested.

               (d) Hale and Dorr shall state in the opinion letter contemplated by Section 6(c) that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of Initial Purchaser, at which conferences the contents of the Offering Circular and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular, subject to the foregoing and based on such participation, inquiries and discussions, no facts have come to the attention of such counsel which has caused them to believe that the Offering Circular, as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and related notes, the pro forma financial information, or any other financial, statistical or accounting data, or any information relating to the Initial Purchaser or the method of distribution of the Notes by the Initial Purchaser included in the Offering Circular or excluded therefrom or the matters in the Offering Circular relating to intellectual property to which McDonnell, Boehman, Hulbert & Berghoff has provided to you a separate legal opinion);

               (e) On or prior to the Closing Date and each Option Closing Date, if any, Kelley Drye & Warren LLP shall have been furnished such documents and certificates as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6 or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

               (f) On and as of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Offering Circular, other than the continued incurrence of losses by the Company in the ordinary course of business; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Offering Circular which is materially adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in default under any provision of any instrument relating to any material outstanding indebtedness;
(iv) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Offering Circular; (v) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Offering Circular; and (vi) no order suspending or preventing the sale of the Securities shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened or, to the knowledge of the Company, contemplated by the Commission or any state regulatory authority.

               (g) On the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Offering Circular, this Agreement, the Indenture and the Registration Rights Agreement, and that:

               i) the representations and warranties of the Company in this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement are true and correct, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as the case may be;

               ii) no stop order suspending the qualification or exemption from qualification of the Securities shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

               iii since the date of the most recent financial statements included in the Offering Circular, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole, except as set forth in the Offering Circular;

               iv) none of the Offering Circular or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               v) subsequent to the respective dates as of which information is given in the Offering Circular: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Offering Circular; (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business, except as disclosed in the Offering Circular; (d) there has not been any change in the capital stock (other than pursuant to the Company's stock option plan or stock purchase plan or the exercise of warrants outstanding on such respective dates) or the long term debt of the Company or any of the Subsidiaries; (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or, to the Company's knowledge, threatened or contemplated against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which would, if decided adversely, have a Material Adverse Effect and which is required to be set forth in an amended or supplemented Offering Circular which has not been set forth; and (g) there has occurred no event which would be required to be set forth in an amended or supplemented prospectus if the Offering Circular were a prospectus included in a registration statement on Form S-3, which has not been set forth in an amendment or supplement to the Offering Circular.

               (h) On or before the date hereof the Initial Purchaser shall have received a letter, dated such date, addressed to the Initial Purchaser in form and substance satisfactory in all respects to the Initial Purchaser and Kelley Drye & Warren LLP, from Arthur Andersen LLP:

               i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable Rules and Regulations;

               ii) stating that it is their opinion that the consolidated financial statements and supporting schedules of the Company and the Subsidiaries included in the Offering Circular or incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act;

               iii) stating that, on the basis of procedures which included a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries (with an indication of the date of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of each of the Company and the Subsidiaries, consultations with officers and other employees of each of the Company and the Subsidiaries responsible for financial and accounting matters and other procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, nothing has come to their attention which would lead them to believe that (A) at February 28, 1997, there has been any change in the stockholder's equity or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the December 31, 1996 balance sheet included in the Offering Circular, other than as set forth in or contemplated by the Offering Circular, or, if there was any change or decrease, setting forth the amount of such change or decrease, (B) during the period from January 1, 1997 to February 28, 1997, there was any decrease in net revenues or net earnings, or net earnings per common share of the Company, in each case as compared with the corresponding period beginning January 1, 1996, other than as set forth in or contemplated by the Offering Circular, or, if there was any such decrease, setting forth the amount of such decrease, (C) at a specified date not more than five (5) days prior to the later of the date of this Agreement or the Offering Circular, there has been any change in the stockholders' equity or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the December 31, 1996 balance sheet included in the Offering Circular, other than as set forth in or contemplated by the Offering Circular, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (D) during the period from January 1, 1997 to a specified date not more than five (5) days prior to the later of the date of this Agreement, there was any decrease in net revenues or net earnings or net earnings per common share of the Company, in each case as compared with the corresponding period beginning January 1, 1996, other than as set forth in or contemplated by the Offering Circular, or, if there was any such decrease, setting forth the amount of such decrease;

               iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries set forth in the Offering Circular in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               v) statements as to such other matters incident to the transaction contemplated hereby as the Initial Purchaser may reasonably request.

               (i) On the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (h) of this Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date or such Option Closing Date, as the case may be, to the further effect that they have carried out procedures as specified in clause (iii) of subsection (h) of this
Section 6 with respect to certain amounts, percentages and financial information as specified by the Initial Purchaser and deemed to be a part of the Offering Circular and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iii). If there is more than one Option Closing, the obligations of the Company pursuant to this
Section 6(i) shall be conditioned upon the payment by the Initial Purchaser of the fees and expenses of Arthur Andersen LLP incurred to provide the foregoing letter at any Option Closing after the initial Option Closing.

               (j) On the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Initial Purchaser the appropriate principal amount of Notes.

               (k) The Notes shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

               (l) Trading in the Common Stock shall not have been suspended by the Nasdaq National Market at any time after February 28, 1996 (other than for a period not in excess of one hour as a result of announcing the transaction contemplated by this Agreement).

               (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular.

               (n) The Company and the Initial Purchaser shall have executed and delivered the Warrant Agreement and the Registration Rights Agreement on the date of this Agreement.

               (o) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Notes shall have been duly executed and delivered by the Company and authenticated by the Trustee.

               (p) If any event shall have occurred that requires the Company under Section 4(c) hereof to prepare an amendment or supplement to the Offering Circular, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof delivered to the Initial Purchaser.

               (q) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable and good faith judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Notes as contemplated hereby.

               (r) On or prior to the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received a certificate signed on behalf of the Company by the secretary of the Company, in his capacity as such, dated the Closing Date or such Option Closing Date, as the case may be, as to:

               i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets;

               ii) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

               iii) resolutions adopted by the Board of Directors of the Company and/or a committee thereof authorizing the Offering and the consummation of the transactions contemplated by this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement (with copies of such resolutions attached); and

               iv) the incumbency, authorization and signatures of those officers of the company signing this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement and/or any certificate delivered at Closing.

               (s) On the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received an opinion of McDonnell, Boehman, Hulbert & Berghoff, United States patent counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and Kelley Drye & Warren LLP to the effect that:

               i) Such counsel has reviewed the statements in the Offering Circular, set forth in the penultimate paragraph under the caption "Offering Circular Summary--The Company," in the eighth paragraph under the caption "Business" and under the captions "Risk Factors--Patent and Proprietary Rights" and "Business--Patents, Trade Secrets and Licenses" (other than the statements set forth in paragraphs 12 and 13 thereof), and insofar as such statements concern patents, patent applications or other intellectual property, such counsel does not believe that, the above-referenced paragraphs contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Further, insofar as such statements constitute summaries of matters of law, those statements are accurate statements or summaries of the matters set forth therein in all material respects.

               ii) Such counsel has no knowledge of any facts that would form a basis for the belief that the Company or any of the Subsidiaries lack any rights or licenses to use all patents and know-how necessary to conduct the business as proposed to be conducted in the United States by the Company and the Subsidiaries as described in the Offering Circular.

               iii) No facts have come to the attention of such counsel that would form a basis for the belief that any of the United States patents owned by the Company or any of the Subsidiaries is unenforceable or invalid. Such counsel is not aware of any patents of others which are or would be infringed by specific, current or proposed products or processes referred to in the Offering Circular in such manner as to materially and adversely affect the Company or any of the Subsidiaries; such counsel has no knowledge of any pending or threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries is infringing any patent, trade secret or other intellectual property which could result in a Material Adverse Effect.

               iv) Other than as described in the Offering Circular, such counsel has no knowledge of any legal or governmental proceedings pending relating to the United States patent rights of the Company, other than U.S. Patent and Trademark Office ("PTO") review of pending applications for patents, including appeal proceedings, and no such proceedings are threatened or contemplated by United States governmental authorities or others, except that Hybridon has received a co- exclusive license from the NIH under NIH's patents related to certain oligonucleotide phosphorothioates, and pre-existing licensees have appealed NIH's decision to grant this license.

               v) Prior to filing the patent applications referred to in the Offering Circular, such counsel conducted investigations of the published prior art relating to the inventions claimed in such applications. Based on the information obtained in such investigations, such patent applications disclosed all pertinent prior art references known to such counsel. To the best of such counsel's knowledge, all information submitted to the PTO in such patent applications, and in connection with the prosecution thereof, was complete and accurate. Each of the patents and patent applications referred to in the Offering Circular as being owned by the Company has been assigned to the Company by the inventors named therein; each of such patent applications has been filed with the PTO in accordance with the rules and regulations of the PTO, except for such failures as will not individually or in the aggregate result in a Material Adverse Effect, and substantially all of such applications have been awarded a filing date by the PTO.

In rendering such opinion, such counsel shall state the it has no reason to believe that the Company's pending patent applications will not eventuate in issued patents or that the patents issued to the Company or any patents to be issued in respect of the pending patent applications of the Company will not be valid or will not afford the Company reasonable patent protection relative to the subject matter thereof.

               (t) On the Closing Date, Arthur Andersen LLP shall have delivered to the Initial Purchaser an unqualified Report of Independent Public Accountants with respect to the Company's December 31, 1996 financial statements, which shall contain no reference to the Company's ability to continue as a going concern.

               (u) On the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, dated the Closing Date, or such Option Closing Date, as the case may be, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and Kelley Drye & Warren LLP, to the effect that assuming each of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and by each other party thereto, the same constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general equitable principles and except that such counsel need express no opinion as to the enforceability of any rights to indemnification, contribution or liquidated damages, or any provisions relating to consent to jurisdiction or choice of forum contained in this Agreement, the Indenture, the Warrant Agreement or the Registration Rights Agreement.

               All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Initial Purchaser.

               If any condition to the Initial Purchaser's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Initial Purchaser may terminate its obligations pursuant to Section 9 or, if the Initial Purchaser so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

               7. Indemnification.
                  ----------------

               (a) The Company agrees to indemnify and hold harmless the Initial Purchaser (for purposes of this Section 7, "Initial Purchaser" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls the Initial Purchaser ("controlling person") within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which the Initial Purchaser or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with Initial Purchaser's Information and provided, further, that the Company shall not be liable to the Initial Purchaser under the indemnity agreement in this subsection (a) (i) with respect to any Preliminary Offering Circular to the extent that any such loss, liability, claim, damage or expense of the Initial Purchaser arises out of a sale of the Notes by the Initial Purchaser to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Circular (or of the Offering Circular as then amended or supplemented) if the Company has previously furnished copies thereof to the Initial Purchaser a reasonable time in advance and the loss, liability, claim, damage or expense of the Initial Purchaser results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Circular which was corrected in the Offering Circular (or the Offering Circular as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by the Initial Purchaser that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of the Initial Purchaser. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

               (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with respect to statements or omissions, if any, made in conformity with the Initial Purchaser's Information in any Preliminary Offering Circular or the Offering Circular or any amendment thereof or supplement thereto.

               (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7(a) or (b) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

               (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Notes or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) bear to the total discounts received by the Initial Purchaser hereunder, in each case as set forth in the table on the Cover Page of the Offering Circular. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the discount applicable to the Notes purchased by the Initial Purchaser hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

               8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date and each Option Closing Date, as the case may be, and the agreements of the Company and the provisions with respect to the payment of expenses contained in Sections 5 and 9 and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Notes to the Initial Purchaser.

               9. Termination.
                  -----------

               (a) Subject to subsection (b) of this Section 9, the Initial Purchaser shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has disrupted, or in the Initial Purchaser's reasonable and good faith opinion will in the immediate future disrupt the United States financial markets; or (ii) if any material adverse change in the United States financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if a moratorium in foreign exchange trading has been declared; or (vii) if the Company shall have sustained a loss material to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Initial Purchaser's reasonable and good faith opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Initial Purchaser's reasonable and good faith judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Notes.

               (b) If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 9(a) or 10 hereof or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Initial Purchaser, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6, 9 or 10 hereof), then the Company shall promptly reimburse and indemnify the Initial Purchaser for all of its out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchaser (less amounts previously paid pursuant to Section 5), up to $200,000. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 9 and 10 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

               10. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then the obligations of the Initial Purchaser under this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Initial Purchaser may, at its option, by notice from the Initial Purchaser to the Company, terminate the Initial Purchaser's obligation to purchase Option Notes from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 9 hereof. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

               11. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be effective upon actual receipt. Notices to the Initial Purchaser shall be directed to it at Forum Capital Markets L.P., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Mr. C. Keith Hartley, with a copy to Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Attention: Jay R. Schifferli, Esq. Notices to the Company shall be directed to the Company at 620 Memorial Drive, Cambridge, Massachusetts 02139, Attention: President, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: David E. Redlick, Esq.

               12. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon the Initial Purchaser, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Notes from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

               13. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to choice of law or conflict of laws principles.

               14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

               15. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof, including, without limitation, the Letter of Intent between the parties dated March 13, 1997. This Agreement may not be amended except in a writing signed by the Initial Purchaser and the Company.

               If the foregoing correctly sets forth the understanding between the Initial Purchaser and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                       Very truly yours,

                                       HYBRIDON, INC.



                                       By: /s/ E. Andrews Grinstead, III
                                          ---------------------------------
                                          Name: E. Andrews Grinstead, III
                                          Title: Chairman, President and Chief
                                                 Executive Officer
Confirmed and accepted as of
  the date first above written.

FORUM CAPITAL MARKETS L.P.



By: /s/ C. Keith Hartley
   -------------------------------------
   Name:  C. Keith Hartley
   Title:  Senior Managing Director

                                     ANNEX I


                                  Subsidiaries
                                  ------------


                                                                                Jurisdictions in
                                                         Ownership             which Qualified to
     Name           Jurisdiction Of Incorporation        Percentage            Conduct Business
----------------    -----------------------------        ----------          -------------------







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